UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 7, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 4, 2015, the Company announced that it had entered into an exclusive license agreement with Elis Pharmaceuticals, an emirates company (“Elis”), under which Innovus Pharma granted to Elis an exclusive license to market and sell to market and sell Innovus Pharma’s topical product Zestra® for female sexual dysfunction, treatment for premature ejaculation EjectDelay®, its product Sensum+® to increase penile sensitivity, Vesele® to increase sexual and cognitive health and  Zestra Glide®, its high viscosity water-based lubricant in Turkey and select African and gulf countries. Under the agreement, Innovus Pharma is eligible to receive up to $35.5 million dollars in sales milestone payments plus an agreed-upon transfer price.

Territory: The Territory shall mean the following countries per Product:

➢	Zestra® and Zestra Glide®:
o
Africa: Angola, Ethopia, Sudan, Kenya, Uganda, Cameron, Congo, Botswana, Gabon, Mozambique, Chad, Zambia, Madagascar, Mauritius, Namibia, Rwanda, Malawi, Zimbabwe, Mauritania, Swaziland, Somalia, Burundi, Eritrea, Djibouti, Seychelles, Comoros, Sao Tome and Principe and Lesotho, Yemen

o	West Africa: Benin, Burkina Faso, Cape Verde, Gambia, Ghana, Guinea, Guinea-Bissau, Ivory Coast, Liberia, Mali, Niger, Nigeria, Senegal, Sierra Leone and Togo
o	Gulf: Kuwait, Qatar, Oman, Bahrain
o	Middle East: Syria
➢	EjectDelay®, Sensum+® and Vesele®:
o
Africa: Angola, Ethopia, Sudan, Kenya, Uganda, Cameron, Congo, Botswana, Gabon, Mozambique, Chad, Zambia, Madagascar, Mauritius, Namibia, Rwanda, Malawi, Zimbabwe, Mauritania, Swaziland, Somalia, Burundi, Eritrea, Djibouti, Seychelles, Comoros, Sao Tome and Principe and Lesotho

o	West Africa: Benin, Burkina Faso, Cape Verde, Gambia, Ghana, Guinea, Guinea-Bissau, Ivory Coast, Liberia, Mali, Niger, Nigeria, Senegal, Sierra Leone and Togo
o	Middle East: Syria

➢	EjectDelay®, Sensum+®, Zestra®, Zestra Glide® and Vesele®:
o	Turkey

A copy of the press release regarding the above-described agreement is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1             Press Release issued July 7, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: July 7, 2015	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer